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                                                                   EXHIBIT 11-21

                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK



                                                                                Year Ended December 31
                                                                    ---------------------------------------------

                                                                      1994                1993                1992
                                                                     ------              ------              ------

                                                                        (Thousands, except per share amounts)
PRIMARY:
   Earnings for Common Stock  . . . . . . . . . . . . . . . . .     $390,269            $491,066            $557,549
   Weighted average number of common
      shares outstanding (a)  . . . . . . . . . . . . . . . . .      146,152             147,031             146,998
   Earnings per share of Common Stock
      based on weighted average number
      of shares outstanding . . . . . . . . . . . . . . . . . .     $   2.67            $   3.34            $   3.79

FULLY DILUTED:
   Earnings for Common Stock  . . . . . . . . . . . . . . . . .     $390,269            $491,066            $557,549
   Convertible Preferred Stock dividends  . . . . . . . . . . .          314                 340                 373
                                                                    --------            --------            --------
                                                                    $390,583            $491,406            $557,922
                                                                    ========            ========            ========

   Weighted average number of common
      shares outstanding (a)  . . . . . . . . . . . . . . . . .      146,152             147,031             146,998
   Conversion of convertible Preferred
      Stock . . . . . . . . . . . . . . . . . . . . . . . . . .          324                 351                 384
                                                                    --------            --------            --------
                                                                     146,476             147,382             147,382
                                                                     =======             =======             =======

   Earnings per share of Common Stock
      assuming conversion of outstanding
      convertible Preferred Stock . . . . . . . . . . . . . . .     $   2.67            $   3.33            $   3.79

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(a)  Based on a daily average.

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